EXHIBIT 10.2

AMENDMENT NO. 11 TO CREDIT AGREEMENT

This AMENDMENT NO. 11 TO CREDIT AGREEMENT (this "Agreement"), effective as of October 17, 2017, is by and between CTI INDUSTRIES CORPORATION, an Illinois corporation (the “Borrower”) and BMO HARRIS BANK N.A., a national banking association, successor to Harris N.A. (the “Bank”).

RECITALS:

WHEREAS, Bank and Borrower have entered into certain financing arrangements pursuant to that certain Credit Agreement dated as of April 29, 2010 (as amended hereby, and as the same may have heretofore been or may hereafter be further amended, modified, supplemented, extended, renewed, restated, replaced or otherwise modified, the "Credit Agreement"), by and among Borrower and Bank;

WHEREAS, Borrower has requested that, subject to the terms and conditions of this Agreement, Bank agrees to amend the Credit Agreement in certain respects; and

WHEREAS, Bank is willing to agree to amend the Credit Agreement in certain respects, in each case, subject to the terms and conditions specified herein.

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree as follows:

1.             DEFINITIONS

1.1.          Interpretation. All capitalized terms used herein (including the recitals hereto) will have the respective meanings ascribed thereto in the Credit Agreement unless otherwise defined herein. The foregoing recitals, together with all exhibits attached hereto, are incorporated by this reference and made a part of this Agreement. Unless otherwise provided herein, all section and exhibit references herein are to the corresponding sections and exhibits of this Agreement.

2.             ACKNOWLEDGMENTS

2.1.          Acknowledgment of Obligations. Borrower hereby acknowledges, confirms and agrees that as of October 12, 2017, prior to the effectiveness of this Agreement, (a) Borrower is indebted to Bank in respect of the Mortgage Loan in the aggregate principal amount of $1,664,456.62, (b) Borrower is indebted to Bank in respect of the Revolving Loans in the aggregate principal amount of $8,211,467.33, and (c) Borrower is indebted to Bank in respect of the Letters of Credit in the aggregate principal amount of $0. Borrower hereby acknowledges, confirms and agrees that all such Loans, together with interest accrued and accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by Borrower to Bank, are unconditionally owing by Borrower to Bank, without offset, defense or counterclaim of any kind, nature or description whatsoever.

2.2.          Acknowledgment of Security Interests. Borrower hereby acknowledges, confirms and agrees that Bank has, and will continue to have, valid, enforceable and perfected first-priority continuing liens upon and security interests in the Collateral heretofore granted to and for the benefit of Bank, pursuant to the Credit Agreement and the Loan Documents or otherwise granted to or held by Bank.

2.3.          Binding Effect of Documents. Borrower hereby acknowledges, confirms and agrees that: (a) this Agreement constitutes a Loan Document, (b) each of the Credit Agreement and the other Loan Documents to which it is a party has been duly executed and delivered to Bank by Borrower, and each is and will remain in full force and effect as of the date hereof except as modified pursuant hereto, (c) the agreements and obligations of Borrower contained in such documents and in this Agreement constitute the legal, valid and binding Obligations of Borrower, enforceable against it in accordance with their respective terms, and Borrower has no valid defense to the enforcement of such Obligations, and (d) Bank is and will be entitled to the rights, remedies and benefits provided for under the Credit Agreement and the other Loan Documents and applicable law.

2.4.          Acknowledgement of Additional Defaults. The parties hereto acknowledge, confirm and agree that any misrepresentation by Borrower, or any failure of Borrower to comply with the covenants, conditions and agreements contained in this Amendment will constitute an immediate Event of Default under the Credit Agreement and the other Loan Documents.

3.             AMENDMENT TO CREDIT AGREEMENT

In reliance upon the representations and warranties of Borrower set forth in Section 5 below and subject to the conditions to effectiveness set forth in Section 6 below:

3.1.          Section 5.1 of the Credit Agreement is hereby amended by amending and restating the following defined terms as follows:

“Mortgage Loan Final Maturity Date” means November 30, 2017, or such earlier date on which the Mortgage Loan is declared to be or becomes due pursuant to Section 9.2 or 9.3 hereof.

“Revolving Credit Termination Date” means November 30, 2017, or such earlier date on which the Revolving Credit Commitment is terminated in whole pursuant to Section 3.4, 9.2, or 9.3 hereof.

“Temporary Overadvance Amount” means (a) on and after October 17, 2017, through and including November 30, 2017, an amount equal to $1,000,000; and (b) at any other time (including on and after December 1, 2017), an amount equal to $0.

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3.2.          Section 10.8 of the Credit Agreement is hereby amended by amending and restating the following contact information:

To the Lender:	BMO Harris Bank N.A. 115 S. LaSalle St. – 4W Chicago, IL 60603 Attention: Lauren Wittert Telephone No.: (312) 461-5188 Facsimile No.: (312) 461-7958

With copy to:	Goldberg Kohn Ltd. 55 East Monroe Street, Suite 3300 Chicago, Illinois 60603 Attention: Dimitri G. Karcazes Telephone: (312) 201-3976 Facsimile: (312) 863-7476

4.             OTHER AGREEMENTS

4.1.          Agreement Regarding Borrowing Requests. Notwithstanding anything in the Credit Agreement to the contrary, Borrower hereby agrees not to request a Revolving Loan, and further agrees that Bank shall have no obligation to make a Revolving Loan, in excess of the amount necessary, as certified by the Chief Financial Officer of the Borrower in connection with any request for a Revolving Loan, for the uses of the proceeds thereof on account of disbursements to be made by Borrower in the ordinary course of business during the next one-week period.

4.2.          Updated Cash Flow Forecasts. On the first Business Day of each week (unless otherwise approved in writing by the Bank), Borrower shall deliver to Bank an updated 13-week cash flow forecast, in reasonable detail and in form and substance reasonably satisfactory to the Bank, showing projected cash receipts and disbursements (including referencing line item sources and uses of cash) of the Borrower and its Subsidiaries over the immediately succeeding 13-week period.

4.3.          Updated Perfection Certificate; Schedules. On or before October 20, 2017, Borrower shall deliver to Bank an updated perfection certificate and updated schedules to the Credit Agreement and the Security Agreement, each in reasonable detail and in form and substance reasonably satisfactory to Bank.

4.4.          Letter of Intent. On or before October 20, 2017, Borrower shall deliver to Bank a fully executed letter of intent (in form and substance acceptable to Bank) from a third-party financial institution (the "Proposed Lender") that provides for the refinance and payment in full of the Obligations and a closing thereof within a timeframe acceptable to Bank in its sole discretion (the "Letter of Intent"). Borrower's failure to deliver a Letter of Intent required by this Section 4.4 shall not constitute an Event of Default; provided, however, that as a result of such failure, Borrower shall be required to comply with the covenant set forth in Section 4.6 below.

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4.5.          Agreement to Retain Consultant. If (i) Borrower fails to deliver the Letter of Intent in accordance with Section 4.4 above, or (ii) at any time following the delivery of the Letter of Intent in accordance with Section 4.4 above, (a) the Proposed Lender notifies Borrower that it has elected to terminate the Letter of Intent or that the Proposed Lender will not continue to proceed toward the closing contemplated by the Letter of Intent, or (b) the Borrower is no longer pursuing the transaction contemplated by the Letter of Intent, as may be determined by the Bank in its reasonable discretion, upon the request by Bank, then within ten (10) days of the request of Bank, and at the sole expense of Borrower, Borrower shall hire or otherwise retain a consultant (the "Consultant") acceptable to Bank, pursuant to an engagement letter, including the scope thereof, that has terms and conditions acceptable to Bank, to advise Borrower with respect to its business and operations and to pursue refinancing options. Borrower shall fully cooperate with the Consultant and shall authorize the Consultant to provide to Bank information and reports with respect to Borrower as Bank shall request from time to time, including, but not limited to, information and reports related to Borrower's financial condition, businesses, assets and liabilities and refinancing efforts and prospects.

4.6.          Bank Representatives. Borrower acknowledges and agrees that Bank may retain consultants or other advisors to assist and advise Bank, and agrees to provide such representatives access to the Borrower's and Subsidiary Guarantor's books, records, senior management and executives as such representatives may reasonable request from time to time. All amounts incurred by Bank in connection with such retentions and engagement of any such representatives shall constitute Obligations and be reimbursed by the Borrower pursuant to the Credit Agreement.

4.7.          Amendment Fee. In consideration of the transactions contemplated hereby, the Borrower hereby agrees to pay to the Bank an amendment fee (the "Amendment Fee") in an amount equal to $7,500. The Amendment Fee shall be fully earned as of the date hereof and shall be due and payable in full on the date hereof. No portion of the Amendment Fee which is paid shall be subject to return or disgorgement.

5.             REPRESENTATIONS AND WARRANTIES

Borrower hereby represents, warrants and covenants as follows:

5.1.          Representations in the Credit Agreement and the Other Loan Documents. Each of the representations and warranties made by or on behalf of Borrower to Bank in the Credit Agreement or any of the other Loan Documents was true and correct when made, and is true and correct on and as of the date of this Agreement with the same full force and effect as if each of such representations and warranties had been made by Borrower on the date hereof and in this Agreement. All of the information contained in the schedules attached to the Credit Agreement and the Security Agreement remains true and correct as of the date hereof.

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5.2.          Binding Effect of Documents. This Agreement has been duly authorized, executed and delivered to Bank by Borrower, is enforceable in accordance with its terms and is in full force and effect, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

5.3.          No Conflict. The execution, delivery and performance of this Agreement by Borrower will not violate any requirement of law or contractual obligation of Borrower and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues.

6.            CONDITIONS TO EFFECTIVENESS OF CERTAIN PROVISIONS OF THIS AGREEMENT

The effectiveness of the terms and provisions of this Agreement (other than the terms and provisions of Sections 7.6 and 7.7, which will be effective immediately upon the execution of this Agreement) is subject to the following conditions precedent:

(a)          Bank's receipt of an original of this Agreement, duly authorized, executed and delivered by Borrower and Bank;

(b)          Bank's receipt of the Consent and Reaffirmation of Guarantors attached hereto as Exhibit 1;

(c)          Bank's receipt of fully executed copies of each of the other documents referenced on the Closing Checklist attached hereto as Exhibit 2, each of which shall be in form and substance acceptable to Bank, and the transactions contemplated by such documents shall have been consummated in accordance with the terms thereof; and

(d)          Bank's receipt of all fees and other amounts payable on or prior to the closing date of this Amendment, including all attorneys', consultants' and other professionals' fees and expenses incurred by Bank.

7.             MISCELLANEOUS

7.1.          Continuing Effect of Credit Agreement. Except as modified pursuant hereto, no other changes or modifications to the Credit Agreement or any other Loan Document are intended or implied by this Agreement and in all other respects the Credit Agreement and the other Loan Documents hereby are ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of any conflict between the terms of this Agreement, the Credit Agreement, and the other Loan Documents, the terms of this Agreement will govern and control. The Credit Agreement and this Agreement will be read and construed as one agreement.

7.2.          Costs and Expenses. In addition to, and without in any way limiting, the obligations of Borrowers set forth in Section 10.4 of the Credit Agreement, Borrower absolutely and unconditionally agrees to pay to Bank, on demand by Bank at any time, whether or not all or any of the transactions contemplated by this Agreement are consummated: all reasonable fees, costs and expenses incurred by Bank and any of its directors, officers, employees or agents (including, without limitation, reasonable fees, costs and expenses incurred of any counsel to Bank), regardless of whether Bank or any such other Person is a prevailing party, in connection with (a) the preparation, negotiation, execution, delivery or enforcement of this Agreement, the Credit Agreement, the other Loan Documents and any agreements, documents or instruments contemplated hereby and thereby, and (b) any investigation, litigation or proceeding related to this Agreement, the Credit Agreement or any other Loan Document or any act, omission, event or circumstance in any matter related to any of the foregoing.

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7.3.          Further Assurances. At Borrower's expense, the parties hereto will execute and deliver such additional documents and take such further action as may be necessary or desirable to effectuate the provisions of this Agreement.

7.4.          Successors and Assigns; No Third-Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. No Person other than the parties hereto and, in the case of Sections 7.6 and 7.7 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Sections 7.6 and 7.7 hereof) are hereby expressly disclaimed.

7.5.          Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and releases of Borrower made in this Agreement or any other document furnished in connection with this Agreement will survive the execution and delivery of this Agreement, and no investigation by Bank, or any closing, will affect the representations and warranties or the right of Bank to rely upon them.

7.6.          Release.

(a)          In consideration of the agreements of Bank contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Borrower and the Subsidiary Guarantor, on behalf of itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, consultants, financial advisors, legal representatives and other representatives (Borrower, the Subsidiary Guarantor, and all such other Persons being hereinafter referred to collectively as the "Releasing Parties" and individually as a "Releasing Party"), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Bank, and each of its respective successors and assigns, and its respective present and former shareholders, members, managers, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (Bank and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from any and all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which any Releasing Party or any of its successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Agreement, the Credit Agreement, any of the other Loan Documents or any of the transactions hereunder or thereunder.

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(b)          Borrower and the Subsidiary Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)          Borrower and the Subsidiary Guarantor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.

(d)          As to each and every claim released hereunder, Borrower and the Subsidiary Guarantor hereby represents that it has received the advice of legal counsel with regard to the releases contained herein. As to each and every claim released hereunder, Borrower and the Subsidiary Guarantor also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of Illinois), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

(e)          Borrower and the Subsidiary Guarantor hereunder hereby specifically acknowledges and agrees that: (i) none of the provisions of this Section 7.6 shall be construed as or constitute an admission of any liability on the part of Releasees; (ii) the provisions of this Section 7.6 shall constitute an absolute bar to any Claim of any kind, whether any such Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert a Claim barred by the provisions of this Section 7.6 shall subject Borrower and the Subsidiary Guarantor hereunder to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action

7.7.          Covenant Not to Sue. Each Releasing Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Releasing Party pursuant to Section 7.6 above. If any Releasing Party violates the foregoing covenant, Borrower, for itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

7.8.          Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable will not impair or invalidate the remainder of this Agreement.

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7.9.          Reviewed by Attorneys. Borrower and the Subsidiary Guarantor represent and warrant to Bank that each (a) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to discuss this Agreement with, and have this Agreement reviewed by, such attorneys and other persons as Borrower may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto will be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

7.10.         Disgorgement. If Bank is, for any reason, compelled by a court or other tribunal of competent jurisdiction to surrender or disgorge any payment, interest or other consideration described hereunder to any person because the same is determined to be void or voidable as a preference, fraudulent conveyance, impermissible set-off or for any other reason, such indebtedness or part thereof intended to be satisfied by virtue of such payment, interest or other consideration will be revived and continue as if such payment, interest or other consideration had not been received by Bank, and Borrower will be liable to, and will indemnify, defend and hold Bank harmless for, the amount of such payment or interest surrendered or disgorged. The provisions of this Section will survive repayment of the Obligations or any termination of the Credit Agreement or any other Loan Document.

7.11.         Relationship. Borrower agrees that the relationship between Bank and Borrower is that of creditor and debtor and not that of partners or joint venturers. This Agreement does not constitute a partnership agreement or any other association between Bank and Borrower. Borrower acknowledges that Bank has acted at all times only as a creditor to Borrower within the normal and usual scope of the activities normally undertaken by a creditor and in no event has Bank attempted to exercise any control over Borrower or its business or affairs. Borrower further acknowledges that Bank has not taken or failed to take any action under or in connection with its respective rights under the Credit Agreement or any of the other Loan Documents that in any way or to any extent has interfered with or adversely affected Borrower's ownership of Collateral.

7.12.         Governing Law: Consent to Jurisdiction and Venue. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE CREDIT AGREEMENT AND ANY OF THE OTHER LOAN DOCUMENTS, THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS WILL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND BANK PERTAINING TO THIS AGREEMENT OR THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE CREDIT AGREEMENT OR ANY OF THE LOAN DOCUMENTS; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT WILL BE DEEMED OR OPERATE TO PRECLUDE BANK FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF BANK. EACH PARTY HEREUNDER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HEREUNDER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT AND THAT SERVICE SO MADE WILL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER THE SAME HAS BEEN POSTED.

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7.13.        Waivers.

(a)          Mutual Waiver of Jury Trial. THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE BETWEEN BANK AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

(b)          Waivers by Borrower. Borrower hereby waive any rights Borrower may have upon payment in full of the Obligations to require Bank to terminate its security interest in the Collateral, other collateral or in any other property of Borrower until termination of the Credit Agreement in accordance with its terms and the execution by Borrower of an agreement indemnifying Bank from any loss or damage Bank may incur as the result of dishonored checks or other items of payment received by Bank from Borrower or any account debtor and applied to the obligations and releasing and indemnifying, in the same manner as described in Sections 7.6 and 7.7  of this Agreement, the Releasees from all claims arising on or before the date of such termination. Borrower acknowledges that the foregoing waiver is a material inducement to Bank in entering this Agreement and that Bank is relying upon the foregoing waiver in its future dealings with Borrower.

7.14.        Counterparts. This Agreement may be executed and delivered via facsimile or email (in .pdf format) transmission with the same force and effect as if an original were executed and may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.

7.15.        Time is of the Essence. Time is of the essence respecting each and every covenant, condition and provision of this Agreement to be performed by Borrower.

[signatures on following page]

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IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

BORROWERS

CTI INDUSTRIES CORPORATION

By	/s/ Stephen M. Merrick
Name	Stephen M. Merrick
Title	President

GUARANTOR

CTI SUPPLY, INC.

By	/s/ Stephen M. Merrick
Name	Stephen M. Merrick
Title	President

Signature Page to Amendment No. 11 to Credit Agreement

BANK
BMO HARRIS BANK, N.A.

By	/s/ Pam Wicker
Name	Pam Wicker
Title	Director

Signature Page to Amendment No. 11 to Credit Agreement

EXHIBIT 1
to
AMENDMENT NO. 11 TO CREDIT AGREEMENT

CONSENT AND REAFFIRMATION OF SUBSIDIARY GUARANTOR

The undersigned ("Guarantor") hereby (i) acknowledges receipt of a copy of the foregoing Amendment No. 11 to Credit Agreement (the "Agreement"; capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement (as defined in the Agreement)); (ii) consents to Borrower's execution and delivery of the Agreement; (iii) agrees to be bound by the Agreement, including, without limitation, Sections 7.6 and 7.7 of the Agreement as if Guarantor were a party thereto; (iv) affirms that nothing contained in the Agreement, except as specifically stated therein, will modify in any respect whatsoever any Loan Document to which it is a party; and (v) reaffirms its obligations under (a) that certain Guaranty of Subsidiary Guarantor dated as of April 29, 2010, by and among Guarantor and Bank and (b) each of the other Loan Documents to which it is a party (as modified by the Agreement, collectively, the "Reaffirmed Loan Documents") and confirms that such obligations are unconditional and not subject to any defense, setoff, counterclaim or other adverse claim. Although Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, Guarantor understands that Bank has no obligation to inform Guarantor of such matters in the future or to seek Guarantor's acknowledgment or agreement to future amendments, waivers or consents, and nothing herein creates such a duty.

The undersigned further agrees that after giving effect to the Agreement, each Reaffirmed Loan Document remains in full force and effect.

CTI SUPPLY, INC.

By:	/s/ Stephen M. Merrick
Title:	President

Exhibit 1 to Amendment No. 11 to Credit Agreement

EXHIBIT 2
to
ELEVENTH AMENDMENT TO CREDIT AGREEMENT

CLOSING CHECKLIST

CLOSING DATE: October [__], 2017

parties to the transaction

BANK:	BMO HARRIS BANK, N.A. 115 S. LaSalle St. – 4W Chicago, IL 60603 Attention: Lauren Wittert Telephone No.: (312) 461-5188 Facsimile No.: (312) 461-7958

BANK'S COUNSEL:	GOLDBERG KOHN LTD. 55 East Monroe Street, Suite 3300 Chicago, Illinois 60603 Attn: Dimitri G. Karcazes and Danielle Wildern Juhle Telephone No.: (312) 201-3976 Facsimile No.: (312) 863-7476

BORROWER:	CTI INDUSTRIES CORPORATION 22160 N. Pepper Road Lake Barrington, Illinois 60010 Attn: Stephen M. Merrick Telephone: (847) 382-1000 Facsimile: (847) 382-1219

BORROWER'S COUNSEL:	VANASCO, GENERALLY & MILLER 33 North LaSalle Street, Suite 2200 Chicago, Illinois 60602 Attn: Gerald Miller Telephone No.: (312) 786-5100 Facsimile No.: (312) 786-5111

Exhibit 2 to Amendment No. 11 to Credit Agreement

A.	Loan and Security Documents

(1)	Amendment No. 11 to Credit Agreement

(2)	Security Agreement (CTI Supply, Inc.)

(3)	Amendment No. 2 to Pledge Agreement

(a)	Stock Power Agreement

(b)	Irrevocable Proxy Agreement

(c)	CTI Supply, Inc. Stock Certificate

(4)	Amendment No. 1 Patent and Trademark Agreement (Borrower)

(5)	Copyright Security Agreement (Borrower)

(6)	Amendment No. 1 to Mortgage and Security Agreement with Assignment of Rents

(a)	Date Down Endorsement

(7)	Amendment No. 6 to Note and Warrant Purchase Agreement

(8)	Consent under Subordination and Intercreditor Agreement

(9)	Secretary's Certificate (CTI Industries Corporation)

(a)	Articles of Incorporation

(b)	Bylaws

(c)	Resolutions

(d)	Incumbency

(10)	Secretary's Certificate (CTI Supply, Inc.)

(a)	Articles of Incorporation

(b)	Bylaws

(c)	Resolutions

(d)	Incumbency

Exhibit 2 to Amendment No. 11 to Credit Agreement